UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2017, the Board of Directors (the “Board”) of Equifax Inc. (the “Company”) adopted amendments to Article One of the Company’s Amended and Restated Bylaws (the “Bylaws”) to add a new Article One, Section 1.13, and to make certain other technical and conforming revisions. Article One, Section 1.13 of the Bylaws permits a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding shares of voting stock to nominate and include in the Company’s annual meeting proxy materials directors constituting the greater of two individuals and 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

A copy of the Company’s Bylaws, including the amendment referenced above, is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

3.2	Amended and Restated Bylaws of Equifax Inc., effective as of February 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer
and Corporate Secretary

Date: February 21, 2017

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Equifax Inc., effective as of February 16, 2017.